                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                      GIVE THE
                                      SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
------------------------------------------------------------
1.   Individual                       The individual

2.   Two or more individuals (joint   The actual owner of
     account)                         the account or, if
                                      combined funds, the
                                      first individual on
                                      the account(1)

3.   Husband and wife (joint          The actual owner of
     account)                         the account or, if
                                      combined funds, the
                                      first individual on
                                      the account(1)

4.   Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)

5.   Adult and minor (joint account)  The adult or, if the
                                      minor is the only
                                      contributor, the
                                      minor(1)

6.   Account in the name of guardian  The ward, minor or
     or committee for a designated    incompetent person(3)
     ward, minor or incompetent
     person

7.   a. The usual revocable savings   The grantor-trustee(1)
       trust account (grantor is
       also trustee)

     b. So-called trust account that  The actual owner(1)
       is not a legal or valid trust
       under state law
------------------------------------------------------------
                                      GIVE THE
                                      SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
------------------------------------------------------------
8.   Sole proprietorship              The owner(4)

9.   A valid trust, estate or         The legal entity (do
     pension trust                    not furnish the
                                      identifying number of
                                      the personal
                                      representative or
                                      trustee unless the
                                      legal entity itself is
                                      not designated in the
                                      account title.)(5)

10.  Corporate                        The corporation

11.  Religious, charitable or         The organization
     educational tax-exempt
     organization

12. Partnership account held in the The partnership name of the business

13. Association, club or other tax- The organization exempt organization

14.  A broker or registered nominee   The broker or nominee

15.  Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district or prison) that
     receives agricultural program
     payments

---------------------------------------------------------
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if the payee does not provide a TIN in the manner required, you are NOT REQUIRED to backup withhold on any payments you make if the payee is:

  1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  2. The United States or any of its agencies or instrumentalities.

  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  5. An international organization or any of its agencies or instrumentalities.

Other payees that MAY BE EXEMPT from backup withholding include:

  6. A corporation.

  7. A foreign central bank of issue.

  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  9. A futures commission merchant registered with the Commodity Futures Trading Commission.

 10. A real estate investment trust.

 11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

 12. A common trust fund operated by a bank under section 584(a).

 13. A financial institution.

 14. A middleman known in the investment community as a nominee or custodian.

 15. A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP.

INTEREST PAYMENTS that generally are exempt from backup withholding include:

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest IN THE COURSE OF YOUR TRADE OR BUSINESS to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Mortgage or student loan interest paid to you.

OTHER TYPES OF PAYMENTS that generally are exempt from backup withholding include:

- Wages.

- Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.

- Certain surrenders of life insurance contracts.

- Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

- Real estate transactions reportable under section 6045(e).

- Cancelled debts reportable under section 6050P.

- Distributions from a medical savings account and long-term care benefits.

- Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL AND CRIMINAL PENALTIES FOR FALSE INFORMATION.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty. Falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.